                                                                     EXHIBIT h.4


                        ADDITIONAL COMPENSATION AGREEMENT



                                                                  March __, 2004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), by and among Calamos Strategic Total Return Fund (the "Fund"), Calamos Asset Management, Inc. (the "Adviser") and each of the Underwriters named therein, with respect to the issue and sale of the Fund's Common Shares, as described therein. Reference is also made to (i) the Investment Management Agreement (the "Investment Management Agreement") between the Adviser and the Fund and (ii) the registration statement on Form N-2 with respect to the Common Shares of the Fund (the "Registration Statement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

         1. Agreement. The Adviser hereby confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") with respect to the service fees referred to in the "Underwriting" section of the Registration Statement, payable by the Adviser to the Underwriter. The Adviser agrees to pay the Underwriter a fee (the "Service Fee") at an aggregate annual rate of (A) 0.15% multiplied by (B) the Fund's Managed Assets (as defined in Section 3(b) hereof) multiplied by (C) a fraction, the numerator of which is the number of Common Shares sold by the Underwriter in the Fund's initial public offering as listed on Schedule I and the denominator of which is the total number of Common Shares sold in the Fund's initial public offering as listed on Schedule I (the product of (B) and (C) to be referred to as the "Base Amount"); provided, however, that such payments shall not, in the aggregate, exceed the "Maximum Service Fee Amount" (as defined in Section 4 hereof). In exchange for the Services Fee, the Underwriter will provide to the Adviser (i) after-market support services designed to maintain the visibility of the Fund on an ongoing basis, (ii) relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of the Adviser in connection therewith and (iii) information to and consult with the Adviser with respect to applicable strategies designed to address market value discounts, if any.

         2.       Reserved.

         3. Payment of Service Fee. (a) The Adviser shall pay the Service Fee, payable in arrears at the end of each calendar quarter, as follows: to the Underwriter, a Service Fee in an amount equal to 0.0375% of the Base Amount.

         (b) For the purposes of this Agreement, "Managed Assets" means the total assets of the Fund (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage). For this purpose the liquidation preference on any preferred shares will not constitute a liability.

         (c) The Service Fee payable hereunder shall be paid to the Underwriter by wire transfer of immediately available funds within 30 days following the end of each calendar quarter to a bank account designated by the Underwriter. At the time of each payment of the Service Fee hereunder, the Adviser shall deliver to the Underwriter a statement indicating the amount of Managed Assets on which such payment was based.

         (d) The initial payments of the Service Fee hereunder shall be with respect to the calendar quarter ending June 30, 2004. In the event that this Agreement terminates prior to the end of a calendar quarter, the Service Fee required to be paid hereunder shall be due and payable within 30 days following the termination hereof and shall be pro-rated in respect of the period prior to such termination. Notwithstanding the foregoing, if any payment hereunder would otherwise fall on a day that is not a business day, it shall be due on the next day that is a business day. The Service Fee payable hereunder shall be in addition to any fees paid by the Adviser pursuant to the Underwriting Agreement.

         (e) The Adviser shall be permitted to terminate this Agreement at any time upon making a prepayment to the Underwriter of amounts otherwise payable hereunder. The amount of any such prepayment will be determined by mutual agreement of the Adviser and the Underwriter.

         4. Maximum Service Fee Amount. The "Maximum Service Fee Amount" payable by the Adviser hereunder shall be four and one-half percent (4.5%) of the aggregate initial public offering price for the Common Shares purchased pursuant to the Underwriting Agreement (including all Underwritten Securities and Option Securities), minus (i) the amount payable by the Fund to the Underwriters pursuant to Section 6(i) of the Underwriting Agreement for partial reimbursement of certain underwriter expenses and (ii) the amount payable by the Adviser to Citigroup Global Markets Inc. and UBS Securities LLC pursuant to the Structuring Fee Agreements dated the date hereof.

         5. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

         6. Term. This Agreement shall terminate on the earliest to occur of (a) the delivery by the Underwriter to the Adviser of written notice of the Underwriter's intent to terminate its provision of services pursuant to this Agreement; (b) the payment by the Adviser hereunder of the Maximum Service Fee Amount, (c) the prepayment by the Adviser of an agreed upon amount in accordance with Section 3(e) hereof, (d) the dissolution and winding up of the Fund and (e) the date on which the Investment Management Agreement or other advisory agreement between that Fund and the Adviser or any successor in interest to the Adviser, including but not limited to an affiliate of the Adviser, shall terminate.

         7. Not an Investment Adviser. The Adviser acknowledges that the Underwriter is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of the Underwriter, and the Underwriter is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.

         8. Not Exclusive. Nothing herein shall be construed as prohibiting the Underwriter or its affiliates from acting as an underwriter for any other persons (including other registered investment companies or other investment advisers).

         9. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other party.

         10. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         The Agreement shall be effective as of the date first written above.


                                  [END OF TEXT]

                                     CALAMOS ASSET MANAGEMENT, INC.



                                     By:______________________
                                     Name:
                                     Title:

Agreed and Accepted:



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:
         --------------------------------------------
         Name:
         Title:

                                   Schedule I




Common Shares sold by Underwriter



Total Number of Common Shares sold in Initial Public Offering

                            INDEMNIFICATION AGREEMENT

                                                                 March __, 2004
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York  10080

         Ladies and Gentlemen:

         In connection with the engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Bank") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Additional Compensation Agreement dated March __, 2004 between the Company and the Bank (the "Agreement"), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse the Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform financial services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank's prior written consent. For purposes of this Indemnification Agreement, the Bank shall include the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Bank's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVES ALL

RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                    Very truly yours,

                                    CALAMOS ASSET MANAGEMENT, INC.


                                    By: ______________________
                                             Name:
                                             Title:

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:      ______________________
         Name:
         Title:

                            INDEMNIFICATION AGREEMENT


                                                                  March __, 2004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York  10080

         Ladies and Gentlemen:

         In connection with the engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Bank") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Additional Compensation Agreement dated March __, 2004 between the Company and the Bank (the "Agreement"), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse the Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform financial services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank's prior written consent. For purposes of this Indemnification Agreement, the Bank shall include the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Bank's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVES ALL

RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                           Very truly yours,

                                           CALAMOS ASSET MANAGEMENT, INC.


                                           By: ______________________
                                                    Name:
                                                    Title:

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:      ______________________
         Name:
         Title: